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                                                                 EXHIBIT 5(f)(i)


Filed with Post-Effective Amendment No. 6 to this
Registration Statement on Form N-4 on April 1, 1988.
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(Logo of Vestmet appears here)

A Multifunded Annuity for Personal Income
Programs and Qualified Individual Retirement
Annuities, issued by Metropolitan Life Insurance
Company, Home Office, 1 Madison Ave.,
New York. NY 10010
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                PLEASE MAIL THIS APPLICATION AND REMITTANCE TO:
                      METROPOLITAN LIFE INSURANCE COMPANY
                                P.O. BOX 15098
                              NEWARK, N.J. 07192
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  FOR ASSISTANCE IN COMPLETING THIS APPLICATION PLEASE REFER TO INSTRUCTIONS
            ON REVERSE SIDE OR YOU MAY CALL OUR TOLL FREE NUMBERS:
            IN NEW YORK 800-442-4255. OUTSIDE NEW YORK 800-638-3472
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PART 1
1. PROPOSED ANNUITANT (WHO WILL ALSO BE THE OWNER) Name______________________________________________
Address:__________________________________________
City:____________________State:______Zip:_________
Social Security #____________________Sex:_________
Date of Birth:___/___/______ Tel. #_______________
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2.  PROPOSED JOINT OWNER (Non-qualified only - Optional)
Name:_____________________________________________
Address:__________________________________________
City:____________________State:______Zip:_________
Date of Birth:_______/_______/_______Sex:_________
Social Security or Tax I.D. #_____________________
Relationship to Owner___________ TEL. #___________
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3. Are you, the proposed owner or joint owner, associated with or employed by a member of the National Association of Security
Dealers: (NASD)?  _______ Yes _______ No
If yes, Metropolitan, in accordance with NASD rules, will notify such member of this application for a multifunded annuity contract. If "yes" answer applies to multiple proposed owners, specify which one. Enter the name and address of the NASD member:
________________________________________________________________________________
________________________________________________________________________________
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4. REPLACEMENT
(a) Will this annuity replace any existing annuity or life insurance?
    _______ Yes _______ No
(b) Is this annuity being purchased in an Internal Revenue Code
    Section 1035 Exchange?  ________ Yes ________ No

   (NOTE: If yes to either question please state details.)
   Prior Carrier's Name
    and Address:
    ____________________________________________________________________________
    ____________________________________________________________________________

(c) Policy #____________________________________________________________________
    Original Purchase $_________________________________________________________
    Effective Date of Prior Contract:___________________________________________

5.(a) INITIAL PURCHASE PAYMENT
      $_______________________
  (b) PAYMENT SCHEDULE
      $_______________________per payment
       _______________________times a year
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6. ALLOCATION OF PURCHASE PAYMENT: indicate the percentage of the initial payment to be allocated to each Account and/or Investment Division. Percentages must be whole numbers (enter zero for each Account and/or Investment Division for which no allocation is to be made). These percentages will apply to future purchase payments unless changed by the Owner:

     Percentage in Each Account
     or Investment Division
     __________________________%  Fixed Interest Account
                                  Separate Account
     __________________________%  Growth Division
     __________________________%  Income Division
     __________________________%  Money Market Division
     __________________________%  Discretionary Division
                                  GNMA Division (Not available for
     __________________________%  Non-Qualified)
             100% Total

  Please Note Carefully That, Under This Multifunded Annuity Contract, Cash Values Provided by Purchase Payments Allocated to the Separate Account Are Variable and Not Guaranteed as to Amount.
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7. EXPECTED RETIREMENT DATE WILL BE
   ____________________(Optional)
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8. Have you received a prospectus for the Separate Account including the Metropolitan Series Fund, Inc.? _______ Yes ________ No
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9. (a) Specify the type of Multifunded Annuity applied for:
______Non-Qualified _______IRA ______IRA Rollover

   (b) For an I.R.A. contract: I hereby irrevocably designate that, excluding any rollover amount, the first $________________ contributed to this contract, by April 15th, 19_____is intended for a 19_____tax deduction.

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                          (Continued on reverse side)
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10. REVOCABLE BENEFICIARY(IES)
Full Name______________________________________________
Address________________________________________________
Relationship___________________________________________
Date of Birth Mo.___________ Day___________ Yr.________
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REVOCABLE CONTINGENT BENEFICIARY(IES)
Full Name______________________________________________
Address________________________________________________
Relationship___________________________________________
Date of Birth Mo.___________ Day___________ Yr.________
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CONSENT: I understand that the Company may amend this Contract as a result of
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changes in the Internal Revenue Code and applicable Treasury Regulations.

_______________________________             ____________________________________
Date                                        Signature of Proposed Owner

_______________________________             ____________________________________
Signature of Metropolitan Representative    Signature of Proposed Joint Owner
(Applicant should leave this line blank)    (if any)
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PART 2
STATEMENT OF FINANCIAL CONDITION
Metropolitan Life Insurance Company is required by regulatory authorities to make inquiries with respect to your personal financial situation. If you do not wish to answer any such questions please indicate by your signature below.

  If any or all of the following questions are not answered it is because I do not wish to divulge the requested information as indicated by my(our) signature(s) below:

_______________________________            _____________________________________
Date                                       Signature of Proposed Owner

                                           _____________________________________
                                           Signature of Proposed Joint Owner (If
                                           any)
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1l. EARNED ANNUAL INCOME: $________________
Other Income: $____________________________
Source :___________________________________
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12. ESTIMATED ASSETS:
Stocks, Mutual Funds, etc.    $_____________________________
Cash, Bonds and Savings       $_____________________________
Life Insurance Cash Values    $_____________________________
Home and Other Real Estate    $_____________________________
Other                         $_____________________________
Estimated Liabilities
Mortgage                      $_____________________________
Bank Loans                    $_____________________________
Other                         $_____________________________
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13. PURPOSE OF THE CONTRACT applied for:
[_] Retirement Income
[_]Other________________________________________________
                       (Specify)
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                INSTRUCTIONS FOR COMPLETING VESTMET APPLICATION
PART 1
1. Please write your name, address, date of birth and Social Security number.
2. Joint owner has rights equal to those of owner (non-qualified only-optional).
3. Answer "No," unless you or joint owner is employed by or associated with a NASD member.
4. A. Are you surrendering or borrowing from an annuity or life insurance policy you now own in order to purchase this VestMet?
   B. For non-qualified only-Are you exchanging an existing contract and deferring taxes until a future date?
   C. Insert the policy number, your original purchase price and the issue date of the contract vou are surrendering or borrowing against.
5. A. Indicate how much you will pay with this application when you mail it.
   B. Do you wish to pay more than once a year? How often and how much, i.e. $50... 12 times a year.
6. Please indicate desired share of your payment you wish in each Account or Division.
7. Enter anticipated date you want payments from VestMet to start. If no entry is made, we will assume 10 years from date of issue, or age
   70, whichever is later. (Except for IRA money.) You may change this date later.
8. Self Explanatory. (This is the booklet that FULLY describes the VestMet
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   Separate Account.)
9. A. Indicate if your initial purchase payment is non-qualified money, such as personal savings, is an annual contribution to an Individual Retirement Account (IRA) or is a rollover into an IRA from an existing IRA or from some other tax-qualified arrangement from which money may be rolled into an IRA. IF IT IS A ROLLOVER PLEASE COMPLETE THE ENCLOSED ROLLOVER FORM.
   B. Self Explanatory.
10.Insert the names of those whom you wish to receive a possible death benefit.
   A contingent beneficiary is someone who would receive the benefit if the revocable beneficiary dies. If a joint owner dies payment will be made to the surviving joint owner, not the beneficiary. (Unless the survivor is the spouse of the deceased joint owner in which case no payment will be made and the contract will continue.)

PART 2
Complete as directed under Statement of Personal Financial Condition. 11.12.]Enter information as requested for income and assets.
13.Indicate the reason you are purchasing the annuity. For example, Retirement
   Income or Educational Fund, etc.
























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